UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – May 14, 2008

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the Annual Meeting of Shareholders, held April 26, 2008, Directors George H. Stover, Jr., Richard S. Lochen, Jr. and Ronald G. Kukuchka were reelected to a three-year term, expiring in 2011.

At the reorganization meeting of Peoples Financial Services Corp., held on May 1, 2008, William E. Aubrey II was named Chairman of the Company and its subsidiary, Peoples National Bank.  Aubrey replaces John W. Ord, who remains a Director of the Company and Bank.  Russell D. Shurtleff was named Vice Chairman of the Company and its subsidiary, Peoples National Bank.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	William E. Aubrey II
Dated: May 14, 2008		By: William E. Aubrey II Chairman

	/s/	Richard S. Lochen, Jr.
Dated: May 14, 2008		By: Richard S. Lochen, Jr. President/CEO

	/s/	Debra E. Dissinger
Dated: May 14, 2008		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Joseph M. Ferretti
Dated: May 14, 2008		By: Joseph M. Ferretti Senior Vice President/CCO

	/s/	Frederick J. Malloy
Dated: May 14, 2008		By: Frederick J. Malloy Vice President/Treasuer/Controller